As filed with the Securities and Exchange Commission on September 12, 2014
Registration No. 333-194567

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2
to
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Diamondback Energy, Inc.*
(Exact Name of Registrant As Specified in Its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	1311 (Primary Standard Industrial Classification Code Number)	45-4502447 (I.R.S. Employer Identification Number)
500 West Texas Suite 1200 Midland, Texas 79701 (432) 221-7400 (Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)
Teresa L. Dick
Chief Financial Officer
14301 Caliber Drive, Suite 300
Oklahoma City, Oklahoma 73134
(405) 463-6900
(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:
Seth R. Molay, P.C. Akin Gump Strauss Hauer & Feld LLP 1700 Pacific Avenue, Suite 4100 Dallas, TX 75201 (214) 969-4780

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.
If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.     ☐
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☒	Accelerated Filer	☐

Non-Accelerated Filer	☐ (Do not check if a smaller reporting company)	Smaller Reporting Company	☐
If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
Exchange Act Rule 13e-4(i) (Cross-Border Issue Tender Offer) ☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

* Co-Registrants

Exact Name of Co-Registrant as Specified in its Charter (1)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Diamondback O&G LLC	Delaware	26-1409444
Diamondback E&P LLC	Delaware	36-4728559

(1)	The address of each Co-Registrant is c/o Diamondback Energy, Inc., 500 West Texas, Suite 1200, Midland, Texas 79701 and the telephone number for each Co-Registrant is (432) 221-7400.

EXPLANATORY NOTE
We are filing this Amendment No. 2 to our Registration Statement on Form S-4 (File No. 333-194567) for the sole purpose of amending Exhibits 5.1 and 23.1 in response to an oral comment received from the Securities and Exchange Commission. On June 23, 2014, Viper Energy Partners LLC was designated as an unrestricted subsidiary under the Indenture. These exhibits are being amended to reflect the removal of Viper Energy Partners LLC as a guarantor of the Exchange Notes.
PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 20. Indemnification of Directors and Officers.
Limitation of Liability
Section 102(b)(7) of the Delaware General Corporation Law, or the DGCL, permits a corporation, in its certificate of incorporation, to limit or eliminate, subject to certain statutory limitations, the liability of directors to the corporation or its stockholders for monetary damages for breaches of fiduciary duty, except for liability:

•	for any breach of the director’s duty of loyalty to the company or its stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	in respect of certain unlawful dividend payments or stock redemptions or repurchases; and

•	for any transaction from which the director derives an improper personal benefit.
In accordance with Section 102(b)(7) of the DGCL, Section 9.1 of our certificate of incorporation provides that that no director shall be personally liable to us or any of our stockholders for monetary damages resulting from breaches of their fiduciary duty as directors, except to the extent such limitation on or exemption from liability is not permitted under the DGCL. The effect of this provision of our certificate of incorporation is to eliminate our rights and those of our stockholders (through stockholders’ derivative suits on our behalf) to recover monetary damages against a director for breach of the fiduciary duty of care as a director, including breaches resulting from negligent or grossly negligent behavior, except, as restricted by Section 102(b)(7) of the DGCL. However, this provision does not limit or eliminate our rights or the rights of any stockholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director’s duty of care.
If the DGCL is amended to authorize corporate action further eliminating or limiting the liability of directors, then, in accordance with our certificate of incorporation, the liability of our directors to us or our stockholders will be eliminated or limited to the fullest extent authorized by the DGCL, as so amended. Any repeal or amendment of provisions of our certificate of incorporation limiting or eliminating the liability of directors, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to further limit or eliminate the liability of directors on a retroactive basis.
Indemnification
Section 145 of the DGCL permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability
Our certificate of incorporation provides that we will, to the fullest extent authorized or permitted by applicable law, indemnify our current and former directors and officers, as well as those persons who, while directors or officers of our corporation, are or were serving as directors, officers, employees or agents of another entity, trust or other enterprise, including service with respect to an employee benefit plan, in connection with any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, against all expense, liability and loss (including, without limitation, attorney’s fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred or suffered by any such person in connection with any such proceeding. Notwithstanding the foregoing, a person eligible for indemnification pursuant to our certificate of incorporation will be indemnified by us in connection with a proceeding initiated by such person only if such proceeding was authorized by our board of directors, except for proceedings to enforce rights to indemnification.
The right to indemnification conferred by our certificate of incorporation is a contract right that includes the right to be paid by us the expenses incurred in defending or otherwise participating in any proceeding referenced above in advance of its final disposition, provided, however, that if the DGCL requires, an advancement of expenses incurred by our officer or director (solely in the capacity as an officer or director of our corporation) will be made only upon delivery to us of an undertaking, by or on behalf of such officer or director, to repay all amounts so advanced if it is ultimately determined that such person is not entitled to be indemnified for such expenses under our certificate of incorporation or otherwise.
The rights to indemnification and advancement of expenses will not be deemed exclusive of any other rights which any person covered by our certificate of incorporation may have or hereafter acquire under law, our certificate of incorporation, our bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.
Any repeal or amendment of provisions of our certificate of incorporation affecting indemnification rights, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision. Our certificate of incorporation also permits us, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other that those specifically covered by our certificate of incorporation.
Our bylaws include the provisions relating to advancement of expenses and indemnification rights consistent with those set forth in our certificate of incorporation. In addition, our bylaws provide for a right of indemnitee to bring a suit in the event a claim for indemnification or advancement of expenses is not paid in full by us within a specified period of time. Our bylaws also permit us to purchase and maintain insurance, at our expense, to protect us and/or any director, officer, employee or agent of our corporation or another entity, trust or other enterprise against any expense, liability or loss, whether or not we would have the power to indemnify such person against such expense, liability or loss under the DGCL.
Any repeal or amendment of provisions of our bylaws affecting indemnification rights, whether by our board of directors, stockholders or by changes in applicable law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing thereunder with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.
We have entered into indemnification agreements with each of our current directors and executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We also intend to enter into indemnification agreements with future directors and executive officers.
We may enter into an Underwriting Agreement in connection with a specific offering under which the underwriters will be obligated, under certain circumstances, to indemnify our directors and officers against certain liabilities, including liabilities under the Securities Act. Reference is made to the form of Underwriting Agreement to be filed as an Exhibit 1.1 or 1.2 to our Current Report on Form 8-K in connection with a specific offering.
Item 21. Exhibits.
The following is a list of exhibits filed as a part of this registration statement.

Exhibit Number	Description
2.1#
Purchase and Sale Agreement dated February 14, 2014, between Henry Resources LLC, Henry Production LLC, Henry Taw Production LP, Davlin LP, Good Providence LP, William R. Fair, UTH Investments LTD, Paloma Oil & Ranch LP, Chinati Oil & Ranch LP, J. Craig Corbett, Bambana Resources LP, and FC Permian Properties, Inc., as Sellers, and Diamondback E&P LLC, as Buyer (incorporated by reference to Exhibit 2.1 to the Form 8-K, File No. 001-35700, filed by the Company with the SEC on February 18, 2014).

2.2#
Purchase and Sale Agreement, dated February 14, 2014, between Henry Resources LLC, Henry Production LLC, Henry Taw Production LP, Davlin LP, Good Providence LP, William R. Fair, UTH Investments LTD, Paloma Oil & Ranch LP, Chinati Oil & Ranch LP, J. Craig Corbett, Bambana Resources LP, FC Permian Properties, Inc., Blake Braun, Richard D. Campbell, and Thomas J. Woodside, as Sellers, and Diamondback E&P LLC, as Buyer (incorporated by reference to Exhibit 2.2 to the Form 8-K, File No. 001-35700, filed by the Company with the SEC on February 18, 2014).

2.3#
Purchase and Sale Agreement, dated as of July 18, 2014, by and among Rio Oil and Gas, LLC, Rio Oil and Gas (Permian) LLC, Rio Oil and Gas (OPCO), LLC, Bluestem Energy, LP, Bluestem Energy Partners, LP, Bluestem Energy Holdings, LLC, Bluestem Energy Assets, LLC, Bluestem Acquisitions, LLC, BC Operating, Inc., Crown Oil Partners V, LP and Crump Energy Partners II, LLC, as sellers, and Diamondback E&P LLC, as buyer (incorporated by reference to Exhibit 2.1 to the Form 8-K, File No. 001-35700, filed by the Company with the SEC on July 21, 2014).

3.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Form 10-Q, File No. 001-35700, filed by the Company with the SEC on November 16, 2012).
3.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Form 10-Q, File No. 000-35700, filed by the Company with the SEC on November 16, 2012).
4.1
Specimen Certificate for shares of common stock, par value $0.01 per share, of the Company (incorporated by reference to Exhibit 4.1 to Amendment No. 4 to the Registration Statement on Form S-1, File No. 333-179502, filed by the Company with the SEC on August 20, 2012).

4.2
Registration Rights Agreement, dated as of October 11, 2012, by and between the Company and DB Energy Holdings LLC (incorporated by reference to Exhibit 4.2 to the Form 10-Q, File No. 001-35700, filed by the Company with the SEC on November 16, 2012).

4.3
Investor Rights Agreement, dated as of October 11, 2012, by and between the Company and Gulfport Energy Corporation (incorporated by reference to Exhibit 4.3 to the Form 10-Q, File No. 001-35700, filed by the Company with the SEC on November 16, 2012).

4.4
Indenture, dated as of September 18, 2013, among Diamondback Energy, Inc., the subsidiary guarantors party thereto and Wells Fargo, N.A., as trustee (including the form of Diamondback Energy, Inc.’s 7.625% Senior Note due October 1, 2021) (incorporated by reference to Exhibit 4.1 to the Form 8-K, File No. 001-35700, filed by the Company with the SEC on September 18, 2013).

4.5
First Supplemental Indenture, dated as of November 5, 2013, among the Company, the subsidiary guarantors party thereto and Wells Fargo, N.A, as trustee (incorporated by reference to Exhibit 4.5 to the Form 10-K, File No. 001-35700, filed by the Company with the SEC on February 19, 2014).

4.6
Registration Rights Agreement, dated as of September 18, 2013, among Diamondback Energy, Inc., the subsidiary guarantors party thereto and Credit Suisse Securities (USA) LLC, as representative of the several initial purchasers (incorporated by reference to Exhibit 4.2 to the Form 8-K, File No. 001-35700, filed by the Company with the SEC on September 18, 2013).

5.1*	Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P. as to the legality of the securities being registered.
10.1+	2014 Executive Annual Incentive Compensation Plan (incorporated by reference to Exhibit 10.1 to the Form 8-K, File No. 001-35700, filed by the Company with the SEC on April 2, 2014).

Exhibit Number	Description
10.2+
Amended and Restated Employment Agreement, dated April 24, 2014, effective as of April 18, 2014, by and between Travis D. Stice and Diamondback E&P LLC (incorporated by reference to Exhibit 10.2 to the Form 10-Q, File No. 001-35700, filed by the Company with the SEC on May 9, 2014).

10.3+
Amended and Restated Employment Agreement, dated as of February 27, 2014, effective as of January 1, 2014, by and between Teresa Dick and Diamondback E&P LLC (incorporated by reference to Exhibit 10.3 to the Form 8-K, File No. 001-35700, filed by the Company with the SEC on March 5, 2014).

10.4+
Amended and Restated Employment Agreement, dated as of February 27, 2014, effective as of January 1, 2014, by and between Michael Hollis and Diamondback E&P LLC (incorporated by reference to Exhibit 10.4 to the Form 8-K, File No. 001-35700, filed by the Company with the SEC on March 5, 2014).

10.5+
Amended and Restated Employment Agreement, dated as of February 27, 2014, effective as of January 1, 2014, by and between Jeff White and Diamondback E&P LLC (incorporated by reference to Exhibit 10.5 to the Form 8-K, File No. 001-35700, filed by the Company with the SEC on March 5, 2014).

10.6+
Amended and Restated Employment Agreement, dated as of February 27, 2014, effective as of January 1, 2014, by and between Russell Pantermuehl and Diamondback E&P LLC (incorporated by reference to Exhibit 10.6 to the Form 10-Q, File No. 001-35700, filed by the Company with the SEC on May 9, 2014).

10.7
Senior Secured Revolving Credit Agreement, dated as of July 8, 2014, among Viper Energy Partners LP, as borrower, Wells Fargo Bank, National Association, as the administrative agent, sole book runner and lead arranger, and certain lenders from time to time party thereto (incorporated by reference to Exhibit 10.1 to Viper Energy Partners LP’s Form 8-K, File No. 001-36505, filed by Viper Energy Partners LP with the SEC on July 14, 2014).

10.8
Contribution Agreement, dated as of June 17, 2014, by and among Diamondback Energy, Inc., Viper Energy Partners LLC, Viper Energy Partners GP LLC and Viper Energy Partners LP (incorporated by reference to Exhibit 10.2 to the Form 8-K, File No. 001-35700, filed by the Company with the SEC on June 23, 2014).

12.1**	Statement Regarding the Computation of Ratio of Earnings (Deficit) to Fixed Charges.
21	Subsidiaries of the Registrant (incorporated by reference to Exhibit 21 to the Form 10-K (File No. 000-35700, filed by the Company with the SEC on February 19, 2014).
23.1*	Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (included on Exhibit 5.1).
23.2**	Consent of Grant Thornton LLP.
23.3**	Consent of Ryder Scott Company, L.P.
24**	Power of Attorney (included on the signature pages of this Registration Statement).
25.1**	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of Trustee.
99.1**	Form of Letter of Transmittal.

_______________

#
The schedules (or similar attachments) referenced in this agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule (or similar attachment) will be furnished supplementally to the Securities and Exchange Commission upon request.

*	Filed herewith.

**	Previously filed.

+	Management contract, compensatory plan or arrangement.

Item 22. Undertakings.
Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, or the Securities Act, may be permitted to directors, officers and controlling persons of the registrants, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Each registrant hereby undertakes:
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(a) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(b) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(c) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if such registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
That, for the purpose of determining liability of such registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of such registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(a) any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;
(b) any free writing prospectus relating to the offering prepared by or on behalf of such registrant or used or referred to by the undersigned registrants;
(c) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of such registrant; and
(d) any other communication that is an offer in the offering made by such registrant to the purchaser.

That, for purposes of determining any liability under the Securities Act of 1933, each filing of a registrant annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.
To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Midland, Texas on the 12th day of September, 2014.

DIAMONDBACK ENERGY, INC.

By:	/s/ Travis D. Stice
Travis D. Stice
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on September 12, 2014.

NAME	TITLE

/s/ Travis D. Stice	Chief Executive Officer (principal executive officer), Director
Travis D. Stice

/s/ Teresa L. Dick	Chief Financial Officer, Senior Vice President and Assistant
Teresa L. Dick	Secretary (principal financial and accounting officer)

*	Director
Steven E. West

*	Director
Michael P. Cross

*	Director
David L. Houston

*	Director
Mark L. Plaumann

* By:	/s/ Travis D. Stice
Travis D. Stice
Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Midland, Texas on the 12th day of September, 2014.

DIAMONDBACK O&G LLC

By:	/s/ Travis D. Stice
Travis D. Stice
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on September 12, 2014.

NAME	TITLE

/s/ Travis D. Stice	President and Chief Executive Officer (principal executive
Travis D. Stice	officer)

/s/ Teresa L. Dick	Chief Financial Officer (principal financial and accounting
Teresa L. Dick	officer)

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Midland, Texas on the 12th day of September, 2014.

DIAMONDBACK E&P LLC

By:	/s/ Travis D. Stice
Travis D. Stice
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on September 12, 2014.

NAME	TITLE

/s/ Travis D. Stice	President and Chief Executive Officer (principal executive
Travis D. Stice	officer)

/s/ Teresa L. Dick	Chief Financial Officer (principal financial and accounting
Teresa L. Dick	officer)

Diamondback Energy, Inc.
Exhibit Index

Exhibit Number	Description
2.1#
Purchase and Sale Agreement dated February 14, 2014, between Henry Resources LLC, Henry Production LLC, Henry Taw Production LP, Davlin LP, Good Providence LP, William R. Fair, UTH Investments LTD, Paloma Oil & Ranch LP, Chinati Oil & Ranch LP, J. Craig Corbett, Bambana Resources LP, and FC Permian Properties, Inc., as Sellers, and Diamondback E&P LLC, as Buyer (incorporated by reference to Exhibit 2.1 to the Form 8-K, File No. 001-35700, filed by the Company with the SEC on February 18, 2014).

2.2#
Purchase and Sale Agreement, dated February 14, 2014, between Henry Resources LLC, Henry Production LLC, Henry Taw Production LP, Davlin LP, Good Providence LP, William R. Fair, UTH Investments LTD, Paloma Oil & Ranch LP, Chinati Oil & Ranch LP, J. Craig Corbett, Bambana Resources LP, FC Permian Properties, Inc., Blake Braun, Richard D. Campbell, and Thomas J. Woodside, as Sellers, and Diamondback E&P LLC, as Buyer (incorporated by reference to Exhibit 2.2 to the Form 8-K, File No. 001-35700, filed by the Company with the SEC on February 18, 2014).

2.3#
Purchase and Sale Agreement, dated as of July 18, 2014, by and among Rio Oil and Gas, LLC, Rio Oil and Gas (Permian) LLC, Rio Oil and Gas (OPCO), LLC, Bluestem Energy, LP, Bluestem Energy Partners, LP, Bluestem Energy Holdings, LLC, Bluestem Energy Assets, LLC, Bluestem Acquisitions, LLC, BC Operating, Inc., Crown Oil Partners V, LP and Crump Energy Partners II, LLC, as sellers, and Diamondback E&P LLC, as buyer (incorporated by reference to Exhibit 2.1 to the Form 8-K, File No. 001-35700, filed by the Company with the SEC on July 21, 2014).

3.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Form 10-Q, File No. 001-35700, filed by the Company with the SEC on November 16, 2012).
3.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Form 10-Q, File No. 000-35700, filed by the Company with the SEC on November 16, 2012).
4.1
Specimen Certificate for shares of common stock, par value $0.01 per share, of the Company (incorporated by reference to Exhibit 4.1 to Amendment No. 4 to the Registration Statement on Form S-1, File No. 333-179502, filed by the Company with the SEC on August 20, 2012).

4.2
Registration Rights Agreement, dated as of October 11, 2012, by and between the Company and DB Energy Holdings LLC (incorporated by reference to Exhibit 4.2 to the Form 10-Q, File No. 001-35700, filed by the Company with the SEC on November 16, 2012).

4.3
Investor Rights Agreement, dated as of October 11, 2012, by and between the Company and Gulfport Energy Corporation (incorporated by reference to Exhibit 4.3 to the Form 10-Q, File No. 001-35700, filed by the Company with the SEC on November 16, 2012).

4.4
Indenture, dated as of September 18, 2013, among Diamondback Energy, Inc., the subsidiary guarantors party thereto and Wells Fargo, N.A., as trustee (including the form of Diamondback Energy, Inc.’s 7.625% Senior Note due October 1, 2021) (incorporated by reference to Exhibit 4.1 to the Form 8-K, File No. 001-35700, filed by the Company with the SEC on September 18, 2013).

4.5
First Supplemental Indenture, dated as of November 5, 2013, among the Company, the subsidiary guarantors party thereto and Wells Fargo, N.A, as trustee (incorporated by reference to Exhibit 4.5 to the Form 10-K, File No. 001-35700, filed by the Company with the SEC on February 19, 2014).

4.6
Registration Rights Agreement, dated as of September 18, 2013, among Diamondback Energy, Inc., the subsidiary guarantors party thereto and Credit Suisse Securities (USA) LLC, as representative of the several initial purchasers (incorporated by reference to Exhibit 4.2 to the Form 8-K, File No. 001-35700, filed by the Company with the SEC on September 18, 2013).

5.1*	Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P. as to the legality of the securities being registered.
10.1+	2014 Executive Annual Incentive Compensation Plan (incorporated by reference to Exhibit 10.1 to the Form 8-K, File No. 001-35700, filed by the Company with the SEC on April 2, 2014).
10.2+
Amended and Restated Employment Agreement, dated April 24, 2014, effective as of April 18, 2014, by and between Travis D. Stice and Diamondback E&P LLC (incorporated by reference to Exhibit 10.2 to the Form 10-Q, File No. 001-35700, filed by the Company with the SEC on May 9, 2014).

10.3+
Amended and Restated Employment Agreement, dated as of February 27, 2014, effective as of January 1, 2014, by and between Teresa Dick and Diamondback E&P LLC (incorporated by reference to Exhibit 10.3 to the Form 8-K, File No. 001-35700, filed by the Company with the SEC on March 5, 2014).

10.4+
Amended and Restated Employment Agreement, dated as of February 27, 2014, effective as of January 1, 2014, by and between Michael Hollis and Diamondback E&P LLC (incorporated by reference to Exhibit 10.4 to the Form 8-K, File No. 001-35700, filed by the Company with the SEC on March 5, 2014).

E-1

Exhibit Number	Description
10.5+
Amended and Restated Employment Agreement, dated as of February 27, 2014, effective as of January 1, 2014, by and between Jeff White and Diamondback E&P LLC (incorporated by reference to Exhibit 10.5 to the Form 8-K, File No. 001-35700, filed by the Company with the SEC on March 5, 2014).

10.6+
Amended and Restated Employment Agreement, dated as of February 27, 2014, effective as of January 1, 2014, by and between Russell Pantermuehl and Diamondback E&P LLC (incorporated by reference to Exhibit 10.6 to the Form 10-Q, File No. 001-35700, filed by the Company with the SEC on May 9, 2014).

10.7
Senior Secured Revolving Credit Agreement, dated as of July 8, 2014, among Viper Energy Partners LP, as borrower, Wells Fargo Bank, National Association, as the administrative agent, sole book runner and lead arranger, and certain lenders from time to time party thereto (incorporated by reference to Exhibit 10.1 to Viper Energy Partners LP’s Form 8-K, File No. 001-36505, filed by Viper Energy Partners LP with the SEC on July 14, 2014).

10.8
Contribution Agreement, dated as of June 17, 2014, by and among Diamondback Energy, Inc., Viper Energy Partners LLC, Viper Energy Partners GP LLC and Viper Energy Partners LP (incorporated by reference to Exhibit 10.2 to the Form 8-K, File No. 001-35700, filed by the Company with the SEC on June 23, 2014).

12.1**	Statement Regarding the Computation of Ratio of Earnings (Deficit) to Fixed Charges.
21	Subsidiaries of the Registrant (incorporated by reference to Exhibit 21 to the Form 10-K (File No. 000-35700, filed by the Company with the SEC on February 19, 2014).
23.1*	Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (included on Exhibit 5.1).
23.2**	Consent of Grant Thornton LLP.
23.3**	Consent of Ryder Scott Company, L.P.
24**	Power of Attorney (included on the signature pages of this Registration Statement).
25.1**	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of Trustee.
99.1**	Form of Letter of Transmittal.
_______________

#
The schedules (or similar attachments) referenced in this agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule (or similar attachment) will be furnished supplementally to the Securities and Exchange Commission upon request.

*	Filed herewith.

**	Previously filed.

+	Management contract, compensatory plan or arrangement.

E-2